EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At ALPHA IR -
Analyst Contact:
Chris Hodges or Monica Gupta
(312) 445-2870
Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 28, 2015

A. M. CASTLE & CO. REPORTS FIRST QUARTER 2015 RESULTS

New management announces plan focused on enhancing customer experience and improving financial position;
Business right-sized to enhance liquidity and accelerate return to profitability

OAK BROOK, IL, APRIL 28th - A. M. Castle & Co. (NYSE: CAS) (“the Company” or "Castle"), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the three months ended March 31, 2015.

Newly appointed President and CEO Steve Scheinkman commented, “A. M. Castle was founded 125 years ago and has been a key leader in the metal service center industry throughout that time. The Company is built on its key pillars of market leadership, customer focus, competitive cost, and people. Having served in the industry for 27 years, including as President of Castle’s aerospace business, I am well aware of the Company’s strong capability to provide metal and plastic products, services and processing capabilities at the highest levels of quality and customer satisfaction on a global basis. It is for this reason that I was very excited to accept the position as President and CEO. While only rejoining Castle less than two weeks ago, I have a clear vision of how to proceed to empower our employees and utilize the expertise and creativity of our team to provide complete and customized solutions that position Castle as the go-to integral growth partner to all levels of the supply chain.”

Regarding the Company’s plan going forward, Scheinkman commented, “Castle’s financial results over the past several quarters clearly demonstrate that changes are necessary in how we operate in order to achieve profitability and ensure that we properly manage our assets. Our plan has two essential thrusts - (i) improve the value proposition we provide our customers by increasing customer intimacy, service and support, and (ii) improve the financial position of the Company through better balance sheet management and a reduced, more efficient cost structure.

Scheinkman continued, “Regarding the first thrust, we will be improving the value proposition by driving more resources, capabilities, responsibility and accountability down to our branches so they may be closer to our customers, and more responsive to the customer’s evolving needs. While we plan to accomplish this with fewer branches, each will have more complete product lines and capabilities for value added services to our customers. We will continue to offer our full product line throughout our current geographic coverage and maintain the highest level of quality, service and safety that we are known for. Regarding the second thrust, we plan to generate cash by more efficiently managing our inventory, selling some of our real estate and other non-core assets, and ultimately driving to profitability. In order to return Castle to profitability, we will take immediate action to reduce our cost structure.

EX-1-

Regarding Conway MacKenzie, Scheinkman noted, “Prior to my arrival, the management team began a rigorous analysis, with the assistance of Conway MacKenzie, to evaluate the Company’s current facility and resource footprint to determine how to best optimize its operational performance and reduce costs. I would like to thank Conway MacKenzie for their excellent work. We will be implementing a facility consolidation and down-sizing based on their recommendations that will significantly reduce our cost structure and pave the way to improved cash flow and financial performance. We will be phasing out Conway MacKenzie’s consulting assignment and Jeff Zappone will no longer need to serve as the Company’s Interim Chief Operating Officer. During this phase out period, Conway MacKenzie will continue to provide assistance in an as required supporting role as we implement our plan.”

Scheinkman continued, “I believe that our balanced and complementary strategy of continuously improving customer focus while simultaneously improving the Company’s financial position will enable us to both strengthen Castle today while positioning us to return to long term, profitable growth.”

Highlights of the Plan Framework

•	Consolidation of up to 10 facilities by first quarter 2016 into geographically overlapping facilities

•	Strategic delayering through headcount reductions via efficiency gains and consolidation of facilities

•	Cost savings to begin in the middle of second quarter 2015

•
Measured against annualized first quarter 2015 run rate revenue and upon full implementation of these initial activities, the Company anticipates approximately $48 million of annualized cost improvement; additional cost savings are in the process of being evaluated

•	Cash flows from consolidation and downsizing:

•	Sales of facilities expected to generate approximately $28 million estimated to be realized by first quarter 2016

•
Cash costs of $12.1 - $21.4 million expected to be incurred through the first quarter of 2016 including up to $6 million of cost which if incurred, is payable in approximately level installments over a 20 year period

•	Net non-cash charge of $12.8 million - $14.5 million

•
New facility footprint and organizational changes based on local accountability with a focus on inventory management intended to reduce days sales in inventory (DSI) to be in line with industry averages

•	All facility consolidation activities substantially completed by the end of the first quarter 2016

Scheinkman added, “I have led successful turnarounds in the past and I am confident that we are implementing the right strategy now to strengthen Castle and position the Company for long term success. I really appreciate the strong support from the Castle Board, Executive Team and talented employees throughout our organization as we implement our strategy to continuously enhance the value we deliver to our customers while improving the Company’s financial position and long term opportunities for growth and sustainable profitability.”

Brian Anderson, Chairman of the Board of Castle, added, “The Board of Directors strongly supports Steve and his team. We are optimistic that we now have the right leadership and the right plan in place to drive the future success of Castle.”

First Quarter 2015 Results:

Consolidated net sales were $222.2 million for first quarter 2015 compared to $253.4 million in first quarter 2014. The Company reported a first quarter 2015 net loss of $20.7 million, or a loss of $0.88 per diluted share, compared to a net loss of $16.0 million, or a loss of $0.69 per diluted share, in the prior year quarter. Adjusted non-GAAP net loss for first quarter 2015 was $21.8 million compared to adjusted non-GAAP net loss of $15.7 million in first quarter 2014. The Company reported first quarter 2015 EBITDA loss of $4.6 million, compared to EBITDA of $0.4 million in first quarter 2014. First quarter 2015 results were negatively impacted by $6.2 million foreign currency transaction losses and first quarter 2014 results included $0.7 million of foreign currency transaction losses. Adjusted EBITDA net loss for first quarter 2015 was $5.7 million compared with adjusted EBITDA of $0.9 million in first quarter 2014.

“Our cost structure and inventory investment are clearly too high in light of the conditions in the market,” said Pat Anderson, Interim CFO. “Going forward, we expect to see improvement in our quarterly operating expense performance. Successful execution of the plan developed by the management team is expected to result in improved liquidity and profitability thereby expanding our available options regarding our capital structure and long-term financing.”

EX-2-

Net sales from the Metals segment during first quarter 2015 were $188.5 million, which was 13.9% lower than first quarter 2014 and 4.0% lower than the fourth quarter 2014. Average selling price per ton sold was down 1.5% from the first quarter 2014 and down 2.2% from the fourth quarter 2014. Tons sold were down 12.0% compared to first quarter 2014 and down 3.3% compared to fourth quarter 2014. In the Plastics segment, first quarter 2015 net sales were $33.7 million which was 1.9% lower compared to first quarter 2014 and flat compared to fourth quarter 2014.

Gross margins were 24.4% in first quarter 2015 compared to 25.6% in first quarter 2014. Gross margins included provisions for excess inventory of $1.3 million and LIFO income of $0.5 million in first quarter 2015 compared to LIFO income of $1.2 million in first quarter 2014. Metals segment gross margins were 23.6% in the first quarter 2015 compared to 24.9% in the prior year period. Aerospace and industrial product margins remained stable, but were not enough to overcome the weakness seen in oil & gas product margins.

Including a $5.6 million gain on sale of the Company's Blaine, MN facility, operating expenses were $59.8 million in first quarter 2015 compared to $72.2 million in first quarter 2014 and $69.4 million in fourth quarter 2014.

Net cash used in operations was $2.8 million during the first quarter, compared to net cash used in operations of $2.9 million during first quarter 2014. The Company had $62.0 million of borrowings outstanding under its revolving credit facility at March 31, 2015 and $38.1 million of additional unrestricted borrowing capacity available under the terms of the revolving credit facility. There were $59.2 million borrowings under the revolving credit facility at December 31, 2014. The Company’s net debt-to-capital ratio was 68.2% at March 31, 2015 compared to 65.5% at December 31, 2014. Total debt outstanding, net of unamortized discount, was $314.0 million at March 31, 2015 and $310.1 million at December 31, 2014. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the first quarter and year ended March 31, 2015 and discuss business conditions and outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (800) 774-6070 or (630) 691-2753 and citing code 7608 998#. A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 47 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

EX-3-

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-4-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2015	2014
Net sales	$222,228	$253,410
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	168,111	188,531
Warehouse, processing and delivery expense	27,031	35,381
Sales, general, and administrative expense	25,535	29,624
Restructuring activity, net	831	739
Depreciation and amortization expense	6,355	6,457
Operating loss	(5,635)	(7,322)
Interest expense, net	(10,546)	(9,952)
Other expense, net	(6,225)	(682)
Loss before income taxes and equity in earnings of joint venture	(22,406)	(17,956)
Income taxes	825	51
Loss before equity in earnings of joint venture	(21,581)	(17,905)
Equity in earnings of joint venture	875	1,907
Net loss	$(20,706)	$(15,998)
Basic loss per share	$(0.88)	$(0.69)
Diluted loss per share	$(0.88)	$(0.69)
EBITDA (a)	$(4,630)	$360
(a) Earnings (loss) before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss:	For the Three Months Ended

(Dollars in thousands)	March 31,
Unaudited	2015	2014
Net loss	$(20,706)	$(15,998)
Depreciation and amortization expense	6,355	6,457
Interest expense, net	10,546	9,952
Income taxes	(825)	(51)
EBITDA	(4,630)	360
Non-GAAP net loss adjustments (b)	(1,070)	531
Adjusted EBITDA	$(5,700)	$891
(b) Non-GAAP net loss adjustments relate to restructuring activity, foreign exchange losses on intercompany loans, unrealized gains on commodity hedges and gain on sale of property, plant and equipment for both periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table for additional details on these amounts. Unrealized foreign exchange losses on intercompany loans were not included in Adjusted EBITDA in prior year period presented as the amount was not significant; had losses been included, Adjusted EBITDA would have been $1,453 for the three-month period ended March 31, 2014.

EX-5-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	March 31,	December 31,
Unaudited	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$13,366	$8,454
Accounts receivable, less allowances of $3,161 and $3,375	129,204	131,003
Inventories, principally on last-in first-out basis (replacement cost higher by $129,279 and $129,779)	243,331	236,932
Prepaid expenses and other current assets	13,156	9,458
Deferred income taxes	752	685
Income tax receivable	2,264	2,886
Total current assets	402,073	389,418
Investment in joint venture	38,003	37,443
Goodwill	12,973	12,973
Intangible assets, net	52,695	56,555
Prepaid pension cost	7,494	7,092
Other assets	10,502	11,660
Property, plant and equipment:
Land	3,594	4,466
Buildings	50,528	52,821
Machinery and equipment	182,817	183,923
Property, plant and equipment, at cost	236,939	241,210
Less - accumulated depreciation	(168,403)	(168,375)
Property, plant and equipment, net	68,536	72,835
Total assets	$592,276	$587,976
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$85,998	$68,782
Accrued and other liabilities	36,034	27,670
Income taxes payable	505	328
Current portion of long-term debt	734	737
Total current liabilities	123,271	97,517
Long-term debt, less current portion	313,239	309,377
Deferred income taxes	6,585	8,360
Other non-current liabilities	3,393	3,655
Pension and postretirement benefit obligations	18,775	18,747
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,700 shares issued and 23,572 outstanding at March 31, 2015 and 23,630 shares issued and 23,559 outstanding at December 31, 2014	236	236
Additional paid-in capital	226,853	225,953
(Accumulated deficit) retained earnings	(50,130)	(29,424)
Accumulated other comprehensive loss	(48,857)	(45,565)
Treasury stock, at cost—128 shares at March 31, 2015 and 71 shares at December 31, 2014	(1,089)	(880)
Total stockholders' equity	127,013	150,320
Total liabilities and stockholders' equity	$592,276	$587,976

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CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2015	2014
Operating activities:
Net loss	$(20,706)	$(15,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,355	6,457
Amortization of deferred financing costs and debt discount	2,167	1,927
Gain on sale of property, plant and equipment	(5,622)	—
Unrealized gains on commodity hedges	(102)	(208)
Unrealized foreign currency transaction losses	3,823	—
Equity in earnings of joint venture	(875)	(1,907)
Dividends from joint venture	315	607
Deferred tax expense (benefit)	(1,538)	571
Other, net	711	243
Increase (decrease) from changes in:
Accounts receivable	(874)	(17,930)
Inventories	(10,819)	904
Prepaid expenses and other current assets	(3,921)	(1,365)
Other assets	(242)	1,972
Prepaid pension costs	620	173
Accounts payable	18,668	18,423
Income taxes payable and receivable	643	(1,454)
Accrued liabilities	8,775	4,818
Postretirement benefit obligations and other liabilities	(158)	(102)
Net cash used in operating activities	(2,780)	(2,869)
Investing activities:
Capital expenditures	(2,061)	(2,012)
Proceeds from sale of property, plant and equipment	7,541	46
Net cash from (used in) investing activities	5,480	(1,966)
Financing activities:
Proceeds from long-term debt	206,900	11,506
Repayments of long-term debt	(204,357)	(11,605)
Other, net	—	45
Net cash from (used in) financing activities	2,543	(54)
Effect of exchange rate changes on cash and cash equivalents	(331)	(232)
Net change in cash and cash equivalents	4,912	(5,121)
Cash and cash equivalents—beginning of year	8,454	30,829
Cash and cash equivalents—end of year	$13,366	$25,708

EX-7-

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2015	2014
Net loss, as reported	$(20,706)	$(15,998)
Restructuring activity (a)	831	739
Foreign exchange losses on intercompany loans(b)	3,823	—
Unrealized gains on commodity hedges	(102)	(208)
Gain on sale of property, plant and equipment	(5,622)	—
Tax effect of adjustments	—	(203)
Adjusted non-GAAP net loss	$(21,776)	$(15,670)
Adjusted non-GAAP basic loss per share	$(0.93)	$(0.67)
Adjusted non-GAAP diluted loss per share	$(0.93)	$(0.67)
(a) Restructuring activity includes costs associated with the costs recorded to the restructuring activity line item within the condensed consolidated statements of operations and comprehensive loss for both periods presented.

(b) Unrealized foreign exchange losses on intercompany loans were not included in the prior year period presented as an adjustment to GAAP results as the amount was not significant; had the losses been included, Adjusted non-GAAP net loss, adjusted non-GAAP loss per share and adjusted non-GAAP diluted loss per share would have been $(15,108), $(0.65), and $(0.65), respectively, for the three-month period ended March 31, 2014.

Total Debt:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2015	2014
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 10, 2019	62,000	59,200
Other, primarily capital leases	993	1,257
Total long-term debt	330,493	327,957
Less: unamortized discount	(16,520)	(17,843)
Less: current portion	(734)	(737)
Total long-term portion	313,239	309,377
TOTAL DEBT	$313,973	$310,114

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2015	2014
Total Debt	$313,973	$310,114
Less: Cash and Cash Equivalents	(13,366)	(8,454)
NET DEBT	$300,607	$301,660

Stockholders' Equity	$127,013	$150,320
Total Debt	313,973	310,114
CAPITAL	$440,986	$460,434

NET DEBT-TO-CAPITAL	68.2%	65.5%

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